                                                                    Exhibit 10.6


                                                  SRI Agreement No. ____________


                            SOFTWARE DEVELOPMENT AGREEMENT


    THIS SOFTWARE DEVELOPMENT AGREEMENT dated as of August 21, 1997, (hereinafter "Agreement"), is entered into between SRI INTERNATIONAL, a California nonprofit public benefit corporation (hereinafter "SRI"), having a place of business located at 333 Ravenswood Avenue, Menlo Park, California 94025-3493, and CONNECTSOF COMMUNICATIONS CORPORATION, a Delaware corporation (hereinafter "CCC"), having a place of business located at 11130 NE 33rd Place, Suite 250, Bellevue, Washington 98004.

                                      WITNESSETH

    WHEREAS, SRI owns or has rights in certain software commonly referred to by SRI as its Open Agent Architecture Facilitator and Libraries;

    WHEREAS, CCC desires to have SRI develop certain derivative works of the Core OAA as defined below on the terms and subject to the conditions of this Agreement.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.  DEFINITIONS

    For purposes of this Agreement, the terms defined in this article shall have the respective meanings set forth below:

    1.1    "CORE OAA" shall have the meaning set forth in the License
Agreement.

    1.2 "Confidential Information" shall mean with respect to a party hereto (the "Disclosing Party"), collectively, all technical, financial and business information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, disclosed by the Disclosing Party to the other party hereto (the "Receiving Party") or obtained by the Receiving Party through observation or examination of the foregoing, but only to the extent such information or embodiment is maintained as confidential by the Disclosing Party and is marked or otherwise identified as confidential when disclosed to the Receiving Party or, in the case of information given verbally, is identified as confidential in a written document received by the Receiving Party within forty-five
           (45) days after verbal disclosure to the Receiving Party.

                                                  SRI Agreement No. ____________


    1.3 "DEVELOPMENT PERIOD" shall mean the period commencing on the Effective Date, and, unless terminated earlier as provided in this Agreement or extended by the mutual written agreement of the parties, expiring on the date that SRI delivers the Port to CCC in accordance with the Statement of Work.

    1.4 "DEVELOPMENT PROGRAM" shall mean the software development work performed by SRI in accordance with the Statement of Work.

    1.5    "EFFECTIVE DATE" shall mean the date first-written above.

    1.6 "LICENSE AGREEMENT" shall mean the License Agreement dated s of the date of this Agreement, between the parties (as renewed, amended or restated from time to time).

    1.7 "OBJECT CODE" shall mean any machine executable code derived in whole or part from the Source Code.

    1.8 "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, assoc8iation, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

    1.9 "PORT" shall mean the program which results from SRI's conversion pursuant to the Development Program of all or part of the Core OAA to a new programming paradigm using a refined communications model to better support distributed objects. Port does not include enhancements made by CCC to the4 Core OAA and agent library that are outside4 the current scope of OAA.

    1.10 "SOURCE CODE" shall mean all human readable code which documents the4 Licensed Software (as defined in the License Agreement), including all related compilers, utilities, listings, rest suites, build scripts, libraries, design documentation, and technical documentation.

    1.11 "SRI INTELLECTUAL PROPERTY RIGHTS" shall mean all parents, patent applications, copyrights, know-how and other intellectual property rights in any country of any type whatsoever, in or to the Port, and any other discoveries, inventions and results by SRI under the Development Program.

    1.12 "STATEMENT OF WORK" shall mean the description of the research and development to be performed, attached hereto as Exhibit A, and incorporated herein by this reference, as advised from time to time by the written agreement of the parties.

                                                  SRI Agreement No. ____________


2.  DEVELOPMENT PROGRAM

    2.1 Conduct of Development. During the Development Period, SRI shall conduct the Development Program in accordance with the Statement of Work and in compliance in all material respects with all applicable laws and regulations. SRI shall develop and provide CCC with the Port in accordance with the Statement of Work. SRI shall use its commercially reasonable efforts to provide CCC with the Port by March 6, 1998.

    2.2 Fees. In consideration for the development services to be performed by SRI. CCC will pay SRI for the consulting and development services in accordance with SRI's standard hourly rates for comparable development services plus approved travel expenses. SRI estimates that the Development Program can be completed for $126,000 plus approved travel expenses. All such travel expenses shall be approved in writing in advance by CCC. SRI shall not incur charges in conducting the Development Program in excess of the total amount estimated, and CCC shall have no obligation to reimburse SRI for charges incurred in excess of such total amount estimated, unless otherwise expressly agreed to in writing by CCC. If it appears to SRI that the Development Program cannot be completed without incurring charges or expenses in excess of the total amount estimated, SRI shall promptly notify CCC and CCC shall determine whether to (a) discontinue the Development Program and terminate this Agreement, or (b) authorize SRI to spend additional amounts, or
           (c) revise the scope of the Development Program as appropriate. Development fees are payable as follows:

                             PAYMENT DATE                       AMOUNT
              ---------------------------------------------   ------------

              Upon execution of this Agreement                  $30,000

              On the date 31 days after the Effective Date,     $20,000
              provided that this Agreement has not been previously terminated by CCC pursuant to
              Section 6.2 below

           When the fees and expenses for work performed by SRI have reached an aggregate of $50,000, SRI shall thereafter invoice CCC monthly for fees and expenses incurred in the immediately preceding month, with such invoices being due and payable thirty (30) days from receipt of the invoice by CCC.

           Upon receipt of the first payment listed above, SRI shall initiate work on the Development Program.

    2.3 RECORDS. SRI shall maintain records, in sufficient detail and in good scientific manner, which shall reflect all work done and results achieved in the performance of the Development Program (including all data in the form required under any applicable laws and regulations).

                                                  SRI Agreement No. ____________


3.  DISCLAIMER OF WARRANTIES

    3.1 EXCEPT AS EXPRESSLY STATED HEREIN OR IN THE LICENSE AGREEMENT, SRI EXCLUDES AND DISCLAIMS ALL WARRANTIES, EITHER EXPRESSED OR IMPLIED, INLCUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANGEABILITY, AND FITNESS FOR A PARTICULR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO THE WORK PERFORMED UNDER THE DEVELOPMENT PROGRAM. SRI DOES NOT WARRNT THE ACCOMPANYING DOCUMENTATION AND ALL RESPONSIBILITY PERTAINING TO THE USE THEREOF UNDER THIS AGREEMENT IS HEREBY ASSUMED BY CCC.

    3.2 NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY SRI THAT ANY PATENT WILL ISSUE BASED UPON ANY WORK PERFORMED BY SRI UNDER THE DEVELOPMENT PROGRAM OR, SUBJECT TO THE REPRESENTATIONS GIVEN IN PARAGRAPH 2.2 OF THE LICENSE AGREEMENT, THAT SUCH WORK WILL NOT INFRINGE UPON THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON.

4.  CONFIDENTIALITY

    4.1 CONFIDENTIAL INFORMATION. Each party shall maintain in confidence the Source code and other Confidential Information disclosed by the other party. Subject to the provisions of Section 3.2 of the License Agreement neither party shall use, disclose or grant the use of the other's Confidential Information except on a need-to-know basis to those directors, officers, employees, agents, sublicensees and permitted assignees, to the extent such disclosure is reasonably necessary in connection with its activities as expressly authorized by this Agreement, prior to disclosure, the party wishing to disclose the other's confidential Information shall obtain the written agreement of any such Person, who is not otherwise bound by fiduciary obligations to it, to hold in confidence and not make use of the confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other upon discovery of any unauthorized use or disclosure of that party's Confidential Information.

    4.2 PERMITTED DISCLOSURES. The nonuse and nondisclosure obligations contained in this article shall not apply to the extent that:

           (a)  The Receiving Party is required to

                (i) disclose information by law, order or regulation of governmental agency or a court of competent jurisdiction; or

                                                  SRI Agreement No. ____________


                (ii) the information was rightfully known by the Receiving Party (as shown by its written records) prior to the date of disclosure to it by the Disclosing Party; or

                (iii) the information was disclosed to the Receiving Party on an unrestricted basis from a third party not under a duty of confidentiality to the Disclosing Party or

                (iv) the information was independently developed by employees or agents of the Receiving Party without access to the Confidential Information of the Disclosing Party.

    4.3 TERMS OF THIS AGREEMENT. Except as otherwise provided in this article, SRI and CCC shall not disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party.

    4.4 USE OF NAMES: Except as required by law, neither CCC nor SRI shall issue any press release or other public statements in connection with this Agreement intended for use in the public media in a manner suggesting any endorsement by the other of CCC or SRI, respectively, without the prior approval of such other party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the above, with the prior approval of the other as to form, either SRI or CCC may acknowledge to third parties the other party's contributions to the Licensed Software or to CCC's Licensed Products under the License Agreement.

5.  INTELLECTUAL PROPERTY RIGHTS

    SRI shall exclusively own all right, title and interest in and to the Port and any other discoveries, inventions and results of the Development Program, together with all SRI Intellectual Property Rights. CCC shall acquire no right, title, license or interest in or to the Port and any other discoveries, inventions and results of the Development Program or in the SRI Intellectual property Rights pursuant to this Agreement. Any and all license rights granted by SRI to CCC therein or thereto shall be expressly set forth in the License Agreement executed simultaneously with this Agreement or in a subsequent written document duly negotiated, executed and delivered by both parties.

6.  TERMINATION

    6.1 EXPIRATION. This Agreement shall expire at the end of the Development Period, unless terminated earlier as provided herein or extended by mutual written agreement of the parties.

    6.2 TERMINATION BY CCC FOR PATENT INFRINGEMENT REASONS. If patent counsel for CCC reasonably determines that the Licensed Software is reasonably likely to infringe the valid patent claims of a third party and (as a result thereof) CCC reasonably

                                                  SRI Agreement No. ____________


           believes that it will be unable to commercialize the Licensed Software, CCC shall have the right (but not the obligation) to terminate this Agreement by giving SRI express written notice thereof on or before the date 30 days after the Effective Date. SRI will reasonably cooperate with CCC and its patent counsel to conduct patent due diligence during such time period. If CCC fails to timely give such notice, then CCC shall have no right to terminate this Agreement pursuant to this Section 6.2.

    6.3 TERMINATION FOR BREACH. Except as otherwise provided in the article below regarding force majeure, a party may terminate this Agreement:

           (a) upon or after the material breach of this Agreement or the License Agreement by the other party if that party has not cured such breach within either

                (i) ten (10) days after receipt of written notice thereof by the non-breaching party for breaches involving the payment of money; or

                (ii) thirty (30) days after receipt of written notice thereof by the non-breaching party for breaches not involving the payment of money; or

           (b) if the other party voluntarily commences any action or seeks any relief regarding its liquidation, reorganization, dissolution or similar act or any other relief under any bankruptcy, insolvency or similar law against the other party, without its consent, which continues undismissed or unstayed for a period of sixty (60) days.

    6.4    SURVIVAL.

           6.4.1 Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

           6.4.2 Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Article 4 shall survive the expiration or termination of this Agreement.

    6.5 PAYMENT DUE AFTER TERMINATION. In the event of termination by either party (other than by CCC under Section 6.3 above), SRI shall be entitled to receive payment of all unpaid amounts for services completed prior to the date of termination, for contractual commitments made to third parties prior to the notice of termination to the extent that liability for such commitments cannot be mitigated and for such reasonable costs and expenses as are necessary to terminate the services.

                                                  SRI Agreement No. ____________


7.  LIMITED LIABILITY

    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR ANTICIPATED REVENUES) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR WITH RESPECT TO ANY CLAIM, DEMAND, ACTION OR OTHER PROCEEDING RELATING TO THIS AGREEMENT HOWEVER CAUSED, AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF UCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL SRI'S LIABILITY OWING TO CCC OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM, DEMAND, ACTION OR OTHER PROCEEDING RELATING TO THIS AGREEMENT, EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY CCC TO SRI UNDER THIS AGREEMENT AND THE LICENSE AGREEMENT.

8.  DISPUTE RESOLUTION

    8.1 COMMERCIAL ARBITRATION. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order or preliminary injunction to preserve the status quo or prevent irreparable harm pending the selection and confirmation of a panel of arbitrators, any dispute arising under this Agreement shall be resolved through mediation and arbitration. The parties agree to first try to resolve the dispute informally with the help of a mutually agreed upon mediator. If the parties cannot agree on a mediator or fail to arrive at a mutually satisfactory solution through mediation, the parties agree to submit their dispute to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place in San Francisco, California if initiated by CCC and in Seattle, Washington if initiated by SRI.

    8.2 SELECTION OF ARBITRATORS. The arbitration may be conducted by one impartial arbitrator by mutual agreement or by three arbitrators if the parties are unable to agree on a single arbitrator within ten
           (10) days of first demand for arbitration. All arbitrators are to be selected from a panel provided by the American Arbitration Association. The chair shall be an attorney at law, and all arbitrators shall have a background or training either in computer law, computer software technology or marketing of computer software products.

    8.3 DISCOVERY AND ARBITRATION PROCEDURES. Upon request of a party, the arbitrators shall have the authority to permit discovery to the extent they deem appropriate. A court reporter shall record the arbitration hearing and the reporter's transcript shall be the official transcript of the proceeding. The arbitrators shall have no power to add or detract from the agreements of the parties and may not make any

                                                  SRI Agreement No. ____________


           ruling or award that does not conform to the terms and conditions of this Agreement. The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages. The arbitrators shall specify the basis for any damage award and the types of damages awarded. The decision of the arbitrators shall be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party.

    8.4 COSTS AND ATTORNEY'S FEES. The prevailing party in the arbitration proceedings shall be awarded reasonable attorneys fees, expert witness costs and expenses and all other costs and expenses incurred in connection with the proceedings, unless the arbitrators shall for good cause determine.

9.  REPRESENTATIONS AND WARRANTIES

    9.1 CORPORATE EXISTENCE AND POWER. Such party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and
           (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under the Agreement.

    9.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such party (a) has the corporate power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

    9.3 NO CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with the Agreement have been obtained.

    9.4 NO CONFLICT. The execution and delivery of the Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

10. GENERAL

                                                  SRI Agreement No. ____________


    10.1 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of California, without regard to conflicts of laws principles.

    10.2 INDEPENDENT CONTRACTORS. The relationship of CCC and SRI established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between CCC and SRI. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

    10.3 ASSIGNMENT. This Agreement may not be assigned or transferred (directly or indirectly) by either party whether voluntarily, by operation of law, change in control or otherwise, without the prior express written consent of the other party, except to any entity under common control with a party or an entity that succeeds to all or substantially all of the assigning party's business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement. Any assignment or transfer in violation of this section shall be void.

    10.4 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than the payment of money) to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other party.

    10.5 NOTICES. Any consent, notice or other communication required or permitted to be given or made under this Agreement by one party to the other party shall be made in writing and delivered by any lawful means and addressed to the other party t its address indicated below, or to such other address or to such other address as the addressee shall have last furnished in writing to the addressor. Except as otherwise provided in this Agreement, such consent, notice, or communication shall be effective upon receipt by the addressee.

           If to SRI:                         If to CCC:
           ---------                          ---------
              SRI International                  ConnectSoft Communications
              333 Ravenswood Avenue                 Corporation
              Menlo Park, California  94205      11130 NE 33rd Place, Suite 250,
              Attn:  Harold E. Kruth             Bellevue, Washington  98004
              Telephone:  (415) 859-2061         Attn:  President
              Facsimile:  (415) 859-3834         Telephone:   206-803-5431

                                                  SRI Agreement No. ____________


                                                 Facsimile:   206-803-5439

                                              With a copy to:
                                              --------------
                                                 Greenberg, Traurig, Hoffman,
                                                    Lipoff, Rosen & Quentel
                                                 Citicorp Center
                                                 153 W. 53rd Street
                                                 New York, New York  10022
                                                 Attn:  Alan Sudin
                                                 Telephone:   (212) 801-9286
                                                 Facsimile:   (212) 223-7161


    10.6 MODIFICATION; WAIVER. This Agreement may not be altered, amended or modified in any way except by a writing signed by the party against whom enforcement is sought. The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

    10.7 HEADINGS. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

    10.8 SEVERABILITY. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

    10.9 ENTIRE AGREEMENT. The parties hereto acknowledge that this Agreement, the License Agreement and their respective Exhibits set forth the entire agreement and understanding of the parties hereto as to the subject matter hereof and thereof, and supersedes all prior discussions, agreements and writings in respect hereto.

    10.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SRI INTERNATIONAL                      CONNECTSOFT COMMUNICATIONS
                                         CORPORATION


_____________________                  ------------------------

                                                  SRI Agreement No. ____________


By:    Donna Linne                     By:    Robert Marcus
Title: Senior Contract Administrator   Title: President

                                                  SRI Agreement No. ____________


                                  LICENSE AGREEMENT

    THIS LICENSE AGREEMENT (hereinafter "Agreement") is made as of August 21, 1997, (the "Effective Date") by and between SRI INTERNATIONAL, a California nonprofit public benefit corporation, having a place of business at 333 Ravenswood Avenue, Menlo Park, CA 94025 (hereinafter "SRI") and CONNECTSOFT COMMUNICATIONS CORPORATION, a Delaware corporation (hereinafter "CCC"), having a place of business at 11130 NE 33rd Place, Suite 250, Bellevue, Washington 98004.

                                      WITNESSETH

    WHEREAS, SRI has developed, is continuing to develop and has rights to certain software commonly referred to by SRI as its Open Agent Architecture Facilitator and Libraries;

    WHEREAS, concurrently herewith, the parties are entering into a Software Development Agreement pursuant to which CCC is engaging SRI to develop certain derivative works of such software;

    WHEREAS, CCC desires to obtain, and SRI is willing to grant, a license to such software and derivative works on the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and provisions hereinafter set forth, the parties do hereby agree as follows:

                                       ARTICLES

1.  DEFINITIONS

    As used in this Agreement, the following terms shall have the meanings indicated:

    1.1 "ADD-ONS OR PLUG-IN" shall mean enhancements to Core OAA whose purpose is to facilitate the writing, debugging, documentation, and distribution of OAA agents.

    1.2 "CONFIDENTIAL INFORMATION" shall mean with respect to a party hereto (the "Disclosing Party"), collectively, all technical, financial and business information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, disclosed by the Disclosing Party to the other party hereto (the "Receiving Party") or obtained by the Receiving Party through observation or examination of the foregoing, but only to the extent such information or embodiment is maintained as confidential by the Disclosing Party and is marked or otherwise identified as confidential when disclosed to the Receiving Party or, in the case of information given verbally, is identified as confidential in a written document received by the Receiving Party within forty-five
           (45) days after verbal disclosure to the Receiving Party.

                                                  SRI Agreement No. ____________


    1.3 "CORE OAA" shall mean the current version of the Source Code, Object Code, materials, information, data and documentation, which exists and is in the custody and control of SRI as its Open Agent Architecture Facilitator and Libraries and is more particularly described on Exhibit A.

    1.4 "CORE OAA ENHANCEMENTS" shall mean those certain algorithms and documentation which constitute modifications or enhancements to the Core OAA and which are developed by SRI prior to the third anniversary of the date of this Agreement.

    1.5 "DERIVATIVE WORK" shall mean a work that is based upon the Port, such as revision, modification, translation, expansion, or any other form in which such Port may be recast, transformed or adapted and that if prepared without the authorization of SRI would constitute copyright infringement or other infringement of the proprietary rights of SRI.

    1.6 "LICENSED PRODUCT" shall mean a product or process which, directly or indirectly, incorporates, contains, is derived by use of or is made using the Licensed Software or a Derivative Work.

    1.7 "LICENSED SOFTWARE" shall mean, collectively, the Core OAA, the Core OAA Enhancements and the Port, in both Source Code and Object Code Form.

    1.8 "NET SALES" shall mean, with respect to any Licensed Product, the invoiced sales price of such Licensed Product billed to independent customers who are not affiliates, less to the extent included in the invoiced sales price, (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for damaged, rejected or returned Licensed Product; (b) actual freight and insurance costs incurred in transporting such Licensed Product in final form to such customers; (c) cash, quantity and trade discounts; and (d) sales, use, value-added and other taxes or governmental charges incurred in connection with the exportation or importation of such Licensed Product in final form.

    1.9 "OBJECT CODE" shall mean any machine executable code derived in whole or in part from the Source Code.

    1.10 "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

    1.11 "PORT" shall have the meaning set forth in the Software Development Agreement.

                                                  SRI Agreement No. ____________


    1.12 "SOFTWARE DEVELOPMENT AGREEMENT" shall mean the Software Development Agreement dated as of the date of this Agreement, between the parties (as amended or restated from time to time).

    1.13 "SOURCE CODE" shall mean all human readable code which documents the Licensed Software, including all related compilers, utilities, listings, test suites, build scripts, libraries, design documentation, and technical documentation.

    1.14 "SRI INTELLECTUAL PROPERTY RIGHTS" shall mean all patents, patent applications, copyrights, know-how and other intellectual property rights in any country of any type whatsoever, owned by or licensed to SRI, in or to the Licensed Software, all to the extent and only to the extent that it is owned by or licensed to SRI, and SRI has the right to grant CCC licenses, immunities and other rights thereunder without payment of any fees or royalties to third parties.

2.  REPRESENTATIONS

    2.1 Each party hereby represents and warrants to the other party as follows;

           2.1.1 CORPORATE EXISTENCE AND POWER. Such party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

           2.1.2   AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS.  Such party
                   (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

           2.1.3 NO CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

           2.1.4 NO CONFLICT. The execution and delivery of this Agreement and the performance of such party's obligations hereunder
                   (a) do not confict with

                                                  SRI Agreement No. ____________


                   or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

    2.2    SRI represents and warrants to CCC as follows:

           2.2.1 the Licensed Software does not infringe the copyrights of any third party or constitute a misappropriation of the trade secrets of any third party;

           2.2.2 to the best current actual knowledge of Raymond Perrault, Adam Cheyer, Harold E. Kruth, Luc Julia, Doug Moran and Ed Davis, the Licensed Software does not infringe the patent rights of any third party; and

           2.2.3 to the best current actual knowledge of Raymond Perrault, Adam Cheyer, Harold E. Kruth, Luc Julia, Doug Moran and Ed Davis, there is no pending or threatened litigation, including court, administrative or arbitration proceedings, which if decided adversely to SRI would materially adversely affect SRI's ownership rights in the Licensed Software, or the right of SRI to grant the licenses hereunder.

3.  LICENSE

    3.1 GRANT. On the terms and subject to the conditions of this Agreement, SRI hereby grants to CCC a non-exclusive, worldwide, royalty-bearing, license, with the right to grant sublicenses (subject to the provisions of Section 3.2 below), under the SRI Intellectual Property Rights (a) to use, copy and reproduce the Licensed Software, (b) to prepare Derivative Work based upon the Licensed Software and to use, coy and reproduce such Derivative Works, and (c) to market, distribute and otherwise exploit the Licensed Software and such Derivative Works by sale or other transfer of ownership, or by rental, lease or lending.

    3.2 SUBLICENSES. CCC shall not transfer the Source Code to any third party, for any purpose whatsoever, except

           (a) to a customer, contractor or collaborator of CCC who has a need to know and then only for the purpose of developing Licensed Products for CCC or incorporating CCC software into another Licensed Product for CCC; provided, however, that any such customer, contractor or collaborator shall agree in writing to maintain in confidence, the Source Code and all other SRI Confidential Information, as defined in Article 5, to refrain from transferring the Source Code and all other SRI Confidential Information to any third party, and to only use the Source Code and all other SRI Confidential Information for the limited purpose for which CCC has transferred that information.

                                                  SRI Agreement No. ____________


           (b) Upon request, CCC shall deliver to SRI a copy of each sublicense of the Licensed Software executed under this Agreement. Each sublicense shall be subject to the terms and conditions of this Agreement.

    3.3 GOVERNMENTAL RIGHTS. The parties understand that some or all of the SRI Intellectual Property Rights may have been developed with funding from the United States Government and, if so, that the United States Government may have certain rights thereto under 35 U.S.C. Sections 200 ET SEQ.

    3.4    RETAINED RIGHTS.

           Notwithstanding Section 3.1 above, the parties acknowledge and agree that the license granted to CCC by this Agreement is subject to SRI's reservation of the below rights:

           (a) the right to use the Licensed Software for research and government purposes without restriction;

           (b) certain rights in favor of the United States Government pursuant to Title 35 United States Code Chapter 18 and the regulations promulgated thereunder; and

           (c) the right to license the Port to third parties subject to the following restrictions on SRI and such third parties (other than the United States government) for the period beginning on the date on which the parties execute this Agreement and ending either eighteen (18) months thereafter or twelve (12) months after the first commercial sale hereunder by CCC, whichever is earlier.

                (i) the third party licensee may not sell or distribute products which, directly or indirectly, incorporate, contain, are derived byuse of or are made using the Port; and

                (ii) neither the third party licensee nor SRI may publicly announce that the third party's products incorporate or are based upon the Port.

                After the expiration of the above period, SRI shall have the right to license Port to any third party for any commercial purpose without restriction.

    3.5    TECHNICAL ASSISTANCE

           3.5.1 Upon execution of this Agreement, SRI shall disclose and make available to CCC such information as is available to SRI and was not previously disclosed to CCC regarding the Licensed Software. From time to time during the term of this Agreement, SRI shall disclose and make available to CCC such additional information as is available to SRI and was not

                                                  SRI Agreement No. ____________


                   previously disclosed to CCC regarding the Licensed Software. Notwithstanding anything to the contrary in this Agreement, except as expressly set forth in the Software Development Agreement, SRI shall have no obligation to develop any updates or enhancements to, or future versions of the Licensed Software.

           3.5.2 EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.2 ABOVE, THE LICENSED SOFTWARE AND ALL INFORMATION PROVIDED BY SRI UNDER THIS AGREEMENT ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTIBILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE INFORMATION OR MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSON.

    3.6 OPTION TO CERTAIN IMPROVEMENTS. If SRI develops any Add-ons or Plug-ins to the Core OAA and desires to license the same to any third party prior to the third anniversary of the date of this Agreement, then to the extent that SRI has the right to grant CCC licenses, immunities and other rights thereunder without payment of any fees or royalties to third parties, SRI shall offer to CCC the opportunity to obtain a non-exclusive license thereto on terms and conditions no less favorable to CCC than the terms and conditions that SRI offers to any third party.

4.  ROYALTIES

    4.1 ROYALTY RATE. In consideration for the grant of the licenses hereunder, CCC shall pay to SRI royalties in the amount of one percent (1%) of Net Sales of Licensed Products.

    4.2 REPORTS, EXCHANGE RATES. During the term of this Agreement, CCC shall furnish to SRI a quarterly written report showing in reasonably specific detail (a) the gross sales of each Licensed Product sold by CCC, its affiliates and its sublicensees during the reporting period; (b) the calculation of Net Sales from such gross sales; (c) the calculation of the royalties payable in United States dollars, if any, which shall have accrued hereunder based upon Net Sales of each Licensed Product; and (d) the exchange rates used in determining the amount of United States dollars. With respect to sales of Licensed Products invoiced in United States dollars, the gross sales, Net Sales, and royalties payable shall be expressed in United States dollars. With respect to sales of Licensed Products invoiced in a currency other than United States dollars, the gross sales, Net Sale and royalties payable shall be expressed in the domestic currency of the party making the sale together with the United States dollar equivalent of the royalty payable, calculated using the average of the closing buying rate for such currency quoted in the continental terms method of quoting exchange rates (local currency

                                                  SRI Agreement No. ____________


           per US$1) by Bank of America NT&SA in London, England on each of the last business day of each month in the quarter prior to the date of payment. Reports shall be due on the sixtieth (60th) day following the close of each quarter. CCC shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

    4.3    AUDITS

           4.3.1 Upon the prior written request of SRI and not more than once in each calendar year, CCC shall permit an independent certified public accounting firm of nationally recognized standing, selected by SRI and reasonably acceptable to CCC, at SRI's expense, to have access during normal business hours to such of the records of CCC as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any calendar year ending not more than thirty-six (36) months prior to the date of such request. The accounting firm shall disclose to SRI only whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

           4.3.2 If such accounting firm concludes that additional royalties were owed during such period, CCC shall pay the additional royalties within thirty (30) days of the date SRI delivers to CCC such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by SRI; PROVIDED, HOWEVER, if the audit discloses that the royalties payable by CCC for the audited period are more than one hundred five percent (105%) of the royalties actually paid for such period, then CCC shall pay the reasonable fees and expenses charged by such accounting firm.

           4.3.3 CCC shall include in each permitted sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to CCC, and to keep and maintain records of sales made pursuant to such sublicense.

           4.3.4 SRI shall treat all financial information subject to review under this Article 4 or under any sublicense agreement as confidential, and shall cause its accounting firm to retain all such financial information in confidence.

    4.4 PAYMENT TERMS. Royalties shown to have accrued by each royalty report provided for under this Article 4 shall be due and payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

    4.5 PAYMENT METHOD. All payments by CCC to SRI under this Agreement shall be paid in United States dollars, and all such payments shall be originated from a

                                                  SRI Agreement No. ____________


           United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as SRI shall designate before such payment is due.

    4.6 EXCHANGE CONTROL. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where the Licensed Product is sold, payment shall be made through such lawful means or methods as CCC reasonably shall determine and to which SRI does not reasonably object.

    4.7 WITHHOLDING TAXES. All amounts owing from CCC to SRI under this Agreement are net amounts, and shall be grossed-up to account for any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts payable by CCC or required to be withheld by CCC, other than (a) United States taxes, and (b) taxes are imposed solely by reason of SRI having a permanent establishment in any other country or otherwise being subject to taxation by such other country (except solely by reason of the license granted under this Agreement).

5.  CONFIDENTIALITY

    5.1 CONFIDENTIAL INFORMATION. Each party shall maintain in confidence the Source Code and other Confidential Information disclosed by the other party. Subject to the provisions of Section 3.2 above, neither party shall use, disclose or grant the use of the other's Confidential Information except on a need-to-know basis to those directors, officers, employees, agents, collaborators, sublicensees and permitted assignees, to the extent such disclosure is reasonably necessary in connection with its activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, the party wishing to disclose the other's Confidential Information shall obtain the written agreement of any such Person, who is not otherwise bound by fiduciary obligations to it, to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

    5.2 PERMITTED DISCLOSURES. The nonuse and nondisclosure obligations contained in this article shall not apply to the extent that:

           (a)  The Receiving Party is required to

                (i) disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction; or

                (ii) disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Receiving Party shall provide written notice thereof to

                                                  SRI Agreement No. ____________


                        the Disclosing Party and sufficient opportunity to object, time permitting, to any such disclosure or to request confidential treatment thereof; or

           (b)  The Receiving Party can demonstrate that

                (i) the information was public knowledge at the time of such disclosure by the Receiving Party, or thereafter became public knowledge, other than as a result of acts attributable to the Receiving party in violation hereof; or

                (ii) the information was rightfully known by the Receiving Party (as shown by its written records) prior to the date of disclosure to it by the Disclosing Party; or

                (iii) the information was disclosed to the Receiving Party on an unrestricted basis from a third party not under a duty of confidentiality to the Disclosing Party; or

                (iv) the information was independently developed by employees or agents of the Receiving Party without access to the Confidential Information of the Disclosing Party.

    5.3 OTHER PERMITTED DISCLOSURES. CCC may disclose SRI's Confidential Information and/or the terms of this Agreement to potential investors and potential corporate partners provided CCC uses reasonable means to protect the confidentiality of the SRI Confidential Information disclosed.

    5.4 CONFIDENTIAL TERMS. Except as expressly provided herein (including without limitation in connection with CCC's exercise of its right to grant sublicenses), each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws, to prospective investors and to such party's accountants, attorneys and other professional advisors, or otherwise under reasonable conditions of confidentiality.

6.  DUE DILIGENCE

    CCC shall have discretion over the commercialization of the Licensed Products. However, CCC agrees to use its commercially reasonable efforts to introduce commercially one or more Licensed Product(s) as soon as practical, consistent with sound and reasonable business practices and judgments. CCC shall be deemed to have satisfied its obligations under this Section 6.1 if CCC has an ongoing and active development program or marketing program, as appropriate, directed toward bringing such Licensed Products to market and meeting the market demand therefor.

                                                  SRI Agreement No. ____________


7.  TERMINATION

    7.1 AUTOMATIC TERMINATION. This Agreement shall terminate automatically, without further action by either party, upon termination of the Development Agreement by CCC pursuant to Section
           6.2 thereof.

    7.2 TERMINATION BY CCC. After termination of the Software Development Agreement, CCC may terminate this Agreement at any time upon ninety
           (90) days prior express written notice to SRI.

    7.3 TERMINATION FOR BREACH. Except as otherwise provided in the article below regarding force majeure, a party may terminate this Agreement:

           (a) upon or after the material breach of this Agreement or the Development Agreement by the other party if that party has not cured such breach within either

                (i) ten (10) days after receipt of written notice thereof by the non-breaching party for breaches involving the payment of money; or

                (ii) thirty (30) days after receipt of written notice thereof by the non-breaching party for breaches not involving the payment of money; or

           (b) if the other party voluntarily commences any action or seeks any relief regarding its liquidation, reorganization, dissolution or similar act or under any bankruptcy, insolvency or similar law; or

           (c) if a proceeding is commenced or an order, judgment or decree is entered seeking the liquidation, reorganization, dissolution or similar law against the other party, without its consent, which continues undismissed or unstayed for a period of sixty (60) days.

    7.4    SURVIVAL

           7.4.1 Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

           7.4.2 In the event this Agreement is terminated for any reason, CCC and its Affiliates shall have the right to sell or otherwise dispose of the stock of any Licensed Products then on hand.

           7.4.3 Articles 5 and 8 shall survive the expiration and any termination of this Agreement. Except as otherwise provided in this Article 7, all rights and

                                                  SRI Agreement No. ____________


                   obligations of the parties under this Agreement shall terminate upon the expiration or termination of this Agreement.

           7.4.4 Upon termination of this Agreement, all licenses granted herein shall cease, except that (i) termination (other than termination pursuant to Section 7.1 above) shall not affect the rights of any users of License Products that acquired such Licensed Products prior to the effective date of termination, and (ii) following termination (other than termination pursuant to Section 7.1 above), CCC shall have a perpetual limited license to use the License Software solely for the purpose of providing technical support to users of the Licensed Products that acquired such Licensed Products prior to the effective date of the termination.

8.  INDEMNIFICATION

    8.1 INDEMNIFICATION BY CCC. CCC shall hold SRI and its directors, trustees, officers, employees, agents and the successors and assigns of any of the foregoing harmless against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred as a result of any claim, demand, action or proceeding by any third party resulting from, in conjunction with, or arising out of the acts or omissions of CCC including but not limited to the:

           (a) use by CCC, its directors, trustees, officers, employees, contractors, subcontractors and agents, of the Licensed Software or the SRI Intellectual Property Rights; or

           (b) development, design, manufacture, distribution or use of Licensed Products.

    8.2 INDEMNIFICATION BY SRI. SRI shall hold CCC and its directors, officers, employees, agents and the successors and assigns of any of the foregoing harmless from any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred as a result of any claim, demand, action or proceeding by any third party resulting from, in conjunction with, or arising out of any material misrepresentation by SRI under Article 2 of this Agreement.

    8.3 PROCEDURE. A party (the "Indemnitee") that intends to claim indemnification under this article shall promptly notify the other party (the "Indemnitor") of any claim, demand, action or other proceeding with respect to which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent it so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor at the Indemnitor's sole expense. The Indemnitee shall have the right in its discretion to be represented by independent counsel of its own selection at its sole expense; PROVIDED, HOWEVER, that the expenses of such independent

                                                  SRI Agreement No. ____________


           counsel shall be paid by the Indemnitor if representation of the Indemnitor by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such claim, demand, action or other proceeding. The Indemnitor's indemnity obligations under this article shall not apply to amounts paid in any settlement if effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Indemnitor shall not settle or consent to an adverse judgment in any such claim, demand, action or other proceeding that adversely affects the rights or interests of any Indemnitee or imposes additional obligations on such Indemnitee, without the prior written consent of such Indemnitee. The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

9.  USE OF NAMES

    EXCEPT AS REQUIRED BY LAW, NEITHER CCC NOR SRI SHALL ISSUE ANY PRESS RELEASE OR OTHER PUBLIC STATEMENTS IN CONNECTION WITH THIS AGREEMENT INTENDED FOR USE IN THE PUBLIC MEDIA IN A MANNER SUGGESTING ANY ENDORSEMENT BY THE OTHER OF CCC OR SRI, RESPECTIVELY, WITHOUT THE PRIOR APPROVAL OF SUCH OTHER PARTY, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. NOTWITHSTANDING THE ABOVE, WITH THE PRIOR APPROVAL OF THE OTHER AS TO FORM, EITHER SRI OR CCC MAY ACKNOWLEDGE TO THIRD PARTIES THE OTHER PARTY'S CONTRIBUTIONS TO THE LICENSED SOFTWARE OR TO CCC'S LICENSED PRODUCTS UNDER THIS AGREEMENT. WHERE PRACTICAL, CCC SHALL ACKNOWLEDGE SRI'S DEVELOPMENT OF CORE OAA AND THE LICENSED SOFTWARE WHEN MARKETING ANY OF THE LICENSED PRODUCTS WHICH INCORPORATE, RELY ON, OR IN ANY WAY USE CORE OAA OR THE LICENSED SOFTWARE.

10. DISPUTE RESOLUTION

    10.1 COMMERCIAL ARBITRATION. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order or preliminary injunction to preserve the status quo or prevent irreparable harm pending the selection and confirmation of a panel of arbitrators, any dispute arising under this Agreement shall be resolved through mediation and arbitration. The parties agree to first try to resolve the dispute informally with the help of a mutually agreed upon mediator. If the parties cannot agree on a mediator or fail to arrive at a mutually satisfactory solution through mediation within ten days following the commencement of such mediation, the parties agree to submit their dispute to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place in San

                                                  SRI Agreement No. ____________


           Francisco, California if initiated by CCC and in Seattle, Washington if initiated by SRI.

    10.2 SELECTION OF ARBITRATORS. The arbitration may be conducted by one impartial arbitrator by mutual agreement or by three arbitrators if the parties are unable to agree on a single arbitrator within ten
           (10) days of first demand for arbitration. All arbitrators are to be selected from a panel provided by the American Arbitration Association. The chair shall be an attorney at law, and all arbitrators shall have a background or training either in computer law, computer software technology or marketing of computer software products.

    10.3 DISCOVERY AND ARBITRATION PROCEDURES. Upon request of a party, the arbitrators shall have the authority to permit discovery to the extent they deem appropriate. A court reporter shall record the arbitration hearing and the reporter's transcript shall be the official transcript of the proceeding. The arbitrators shall have no power to add or detract from the agreements of the parties and may not make any ruling or award that does not conform to the terms and conditions of this Agreement. The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages. The arbitrators shall specify the basis for any damage award and the types of damages awarded. The decision of the arbitrators shall be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party.

    10.4 COSTS AND ATTORNEY'S FEES. The prevailing party in the arbitration proceedings shall be awarded reasonable attorney fees, expert witness costs and expenses and all other costs and expenses incurred in connection with the proceedings, unless the arbitrators shall for good cause determine otherwise.

11. GENERAL

    11.1 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of California, without regard to conflicts of laws principles.

    11.2 INDEPENDENT CONTRACTORS. The relationship of CCC and SRI established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between CCC and SRI. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

    11.3 ASSIGNMENT. This Agreement may not be assigned or transferred (directly or indirectly) by CCC whether voluntarily, by operation of law, change in control or otherwise, without the prior express written consent of SRI, except to an entity under common control with CCC or an entity that succeeds to all or substantially all of CCC's business or assets relating to this Agreement whether by sale,

                                                  SRI Agreement No. ____________


           merger, operation of law or otherwise, provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement. Any assignment or transfer in violation of this section shall be void.

    11.4 INSURANCE. CCC shall maintain comprehensive general liability insurance, including contractual and product liability (when it has products) insurance, against claims for bodily injury or property damage arising from its activities contemplated by this Agreement, with insurance companies reasonably acceptable to SRI, and in amounts not less than $1,000,000 per occurrence and $2,000,000 in the aggregate. CCC shall maintain such insurance for so long as it continues to conduct its activities contemplated by this Agreement and thereafter for so long as CCC maintains insurance for itself covering such activities. Upon request, CCC shall provide SRI with certificates of insurance evidencing CCC's compliance with the insurance requirements of this section.

    11.5 LIMITATION OF LIABILITY. EXCEPT AS SET FORTH IN ARTICLE 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL SRI'S LIABILITY OWING TO CCC OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM, DEMAND, ACTION OR OTHER PROCEEDING RELATING TO THIS AGREEMENT OR THE DEVELOPMENT AGREEMENT EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY CCC TO SRI UNDER THIS AGREEMENT AND THE SOFTWARE DEVELOPMENT AGREEMENT.

    11.6 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than the payment of money) to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other party.

    11.7 NOTICES. Any consent, notice or other communication required or permitted to be given or made under this Agreement by one party to the other party shall be made in writing and delivered by any lawful means and addressed to the other party at

                                                  SRI Agreement No. ____________


           its address indicated below, or to such other address or to such other address as the addressee shall have last furnished in writing to the addressor. Except as otherwise provided in this Agreement, such consent, notice, or communication shall be effective upon receipt by the addressee.

                                                  SRI Agreement No. ____________


      IF TO SRI:                       IF TO CCC:
      ---------                        ---------
         SRI INTERNATIONAL                CONNECTSOFT COMMUNICATIONS CORPORATION
         333 RAVENSWOOD AVENUE            11130 NE 33RD PLACE, SUITE 250
         MENLO PARK, CALIFORNIA  94025    BELLEVUE, WASHINGTON  98004
         ATTN:  HAROLD E. KRUTH           ATTN:  PRESIDENT
         TELEPHONE:  (415) 859-2061       TELEPHONE:  (206) 803-5431
         FACSIMILE:  (415) 859-3834       FACSIMILE:  (206) 803-5439

                                       WITH A COPY TO:
                                       --------------
                                          GREENBERG, TRAURIG, HOFFMAN,
                                            LIPOFF, ROSEN & QUENTEL
                                          CITICORP CENTER
                                          153 E. 53RD STREET
                                          NEW YORK, NEW YORK  10022
                                          ATTN:  ALAN SUTIN
                                          TELEPHONE:  (212) 801-9286
                                          FACSIMILE:  (212) 223-7161

    11.8 COMPLIANCE WITH LAW. CCC and SRI each shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

    11.9 MODIFICATION: WAIVER. This Agreement may not be altered, amended or modified in any way except by a writing signed by the party against whom enforcement is sought. The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

    11.10 HEADINGS. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

    11.11 SEVERABILITY. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

    11.12 ENTIRE AGREEMENT. The parties hereto acknowledge that this Agreement, the Software Development Agreement and their respective Exhibits set forth the


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                                                  SRI Agreement No. ____________


           entire agreement and understanding of the parties hereto as to the subject matter hereof, and thereof and supersedes all prior discussions, agreements and writings in respect hereto.

    11.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

     SRI INTERNATIONAL                      CONNECTSOFT COMMUNICATIONS
                                                   CORPORATION

     /s/ Harold E. Kruth                    /s/ Robert Marcus
     -------------------------              -----------------------
     By:    Harold E. Kruth                 By:    Robert Marcus

     Title: Senior Vice President and       Title: President
             General Counsel